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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Pre-effective Amendment No. 1 to Form S-3 of our report dated January 31, 2000 relating to the consolidated financial statements which appears in Greater Bay Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 31, 2000 relating to the supplemental consolidated financial statements, which appears in the Current Report on Form 8-K dated January 31, 2000. We also consent to reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 1, 2000